Exhibit 4.4

                              CERTIFICATE OF TRUST
                                       OF
                        SOUTHERN COMPANY CAPITAL TRUST II


         THIS CERTIFICATE OF TRUST of Southern Company Capital Trust II (the "Trust"), dated January 30, 1997, is being duly executed and filed by the undersigned, as trustee of the Trust, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).

     1. Name. The name of the business trust being formed hereby is Southern Company Capital Trust II.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Bankers Trust (Delaware), 1001 Jefferson Street, Suite 550, Wilmington, Delaware 19801.

     3. Effective Date. This Certificate of Trust shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                     BANKERS TRUST (DELAWARE),
                                     not in its individual capacity but solely as Delaware Trustee of the Trust


                                     By:
                                              Name:    M. Lisa Wilkins
                                              Title:   Assistant Secretary